SHARE EXCHANGE AGREEMENT

         THIS SHARE EXCHANGE AGREEMENT (this "Agreement") is made as of the 30th day of April, 2000, by and among Transformation Processing, Inc., a Nevada corporation ("TPI"), and the holders of TPI's debentures and warrants listed on the signature page hereof (the "Shareholders").

                              W I T N E S S E T H:

         WHEREAS, the Board of Directors of TPI has determined that it is in the best interests of TPI to exchange the debentures held by the Shareholders for common stock of TPI in connection with a reorganization of TPI and the acquisition of eAutoclaims.com, Inc.; and

         WHEREAS, the Shareholders own all of the issued and outstanding debentures and warrants of TPI (the "Converted Shares") and desire to exchange their Converted Shares for shares of TPI.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and certain other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto covenant and agree as follows:

                                   ARTICLE 1.

                               PURCHASE OF SHARES

1.2. Exchange. Upon the terms and subject to the conditions set forth in this Agreement, at the Closing provided for in Section 1.2 hereof, each Shareholder shall sell, assign, transfer, convey and deliver to TPI, and TPI shall purchase all right, title and interest in and to all of such Shareholders Converted Shares and rights of others. In consideration for the Converted Shares so acquired by TPI, TPI shall issued and deliver 602,550 shares of common stock, $.025 par value, of TPI ("TPI Common Stock") in exchange for each Converted Share transferred to TPI pursuant to this Agreement as soon as practicable following the satisfaction or permissible waiver of the conditions set forth in Articles 5 and 6 (the exchange of shares of TPI Common Stock for Converted Shares being referred to herein as the "Exchange").

1.2. Closing. Consummation of the transactions contemplated by this Agreement (the "Closing"), shall take place at the offices of Snow Becker Krauss P.C., 605 Third Avenue, New York, New York 10158, commencing at 10: a.m., local time as soon as practicable after the last to be fulfilled or waived of the conditions set forth in Articles 5 and 6, or at such other place, time and date a shall be fixed by mutual agreement among TPI and the Shareholders. The day on which the Closing shall occur shall be referred to herein as the "Closing Date". Each party will use its reasonable best efforts to cause to be prepared, executed and delivered the documents to be delivered pursuant to Articles 5 and 6 and all other appropriate and customary documents as any party or its counsel may reasonably request for the purpose of consummating the transactions contemplated by this Agreement. All actions taken at the Closing shall be deemed to have been taken simultaneously at the time the last of any such actions is taken or completed.

                                   ARTICLE 2.

                                EXCHANGE OF SHARES

2.1. Exchange of Shares. Immediately after the satisfaction or permissible waiver of the conditions set forth in Articles 5 and 6 at the Closing, each of the Converted Shares that are sold and transferred to TPI pursuant to this Agreement shall be exchanged for 602,550 (such number being referred to herein as the "Exchange Ratio") shares of TPI Common Stock.

2.2. Fractional Shares. No scrip or fractional shares of TPI Common Stock shall be issued in the Exchange. All fractional shares of TPI Common Stock to which a Shareholder would otherwise be entitled at the Closing Date pursuant to this Agreement shall be rounded up t the nearest whole share of TPI Common Stock.

                                   ARTICLE 3.

               REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS

3.1. Shareholders. Each Shareholder hereby severally represents and warrants that, except as otherwise set forth in the Shareholder Disclosure Schedule (herein so called) attached hereto:

3.1.1. Ownership. Such Shareholder has good and valid title to the Converted Shares described on the Shareholder Disclosure Schedule to be sold by such Shareholder hereunder on the Closing Date, free and clear of all liens, encumbrances, equities or claims, and upon deliver of such shares and payment therefor pursuant hereto, good and valid title to such shares will pass to TPI free and clear of all liens, encumbrances, equities or claims of any nature whatsoever.

3.1.2. Authority. Such Shareholder has full right, power and authority to enter into this Agreement.

3.1.3. Conflicts. The execution, delivery and performance of this Agreement by such Shareholder and the consummation by such Shareholder of the transactions contemplated hereby will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such Shareholder as a party or by which such Shareholder is bound or to which any of the property or assets of such Shareholder is subject nor will such actions result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over such Shareholder or the property or assets of such Shareholder.

3.1.4. Consents. No consent, approval, authorization or order of, or filing or registration with, any court or governmental agency or body having jurisdiction over such Shareholder or the property or assets of such Shareholder is required for the execution, delivery and performance of this Agreement by such Shareholder and the consummation by such Shareholder of the transactions contemplated hereby; and

                                   ARTICLE 4.

                      REPRESENTATIONS AND WARRANTIES OF TPI

TPI hereby represents and warrants that, except as otherwise set forth in the TPI Disclosure Schedule (herein so called) attached hereto:

4.1. Organization and Good Standing. TPI is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. TPI has no subsidiaries and no equity, profit sharing, participation or other ownership interest (including any general partnership interest) in any corporation, partnership, limited partnership or other entity.

4.2. Foreign Qualification. TPI is duly qualified or licensed to do business and is in good standing as a foreign corporation in every jurisdiction where the failure so to qualify would have a material adverse effect on (a) the current business, operations, assets, financial condition or prospect of TPI or (b) the validity or enforceability of, or the ability of TPI to perform its obligations under, this Agreement (an "TPI Material Adverse Effect").

4.3. Corporate Power and Authority. TPI has the corporate power and authority and all material licenses and permits to own, lese and operate its properties and assets and to carry on its business as currently being conducted. TPI has the corporate power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement and to consummate the Exchange. The execution, delivery and performance by TPI of this Agreement has been duly authorized by all necessary corporate action.

4.4. Absence of Restrictions and Conflicts. The execution, delivery and performance of this Agreement and the consummation of the Exchange and the fulfillment of and compliance with the terms and conditions of this Agreement do not and will not, with the passing of time or the giving of notice or both, violate or conflict with, constitute a breach of or default under, result in the loss of any material benefit under, or permit the acceleration of ay obligation under, (i) any term or provision of the Certificate of Incorporation or Bylaws of TPI, (ii) any TPI Material Contract (as defined in Section 4.10 below), (iii) any judgment, decree or order of any court or governmental authority or agency to which TPI is a party or by which TPI or any of is properties is bound, or

(iv) any statute, law, regulation or rule applicable to TPI other than such violations, conflicts, breaches or default as would not have a TPI Material Adverse Effect. Except for compliance with the applicable requirements of the Securities Act, the Exchange Act and applicable state securities laws, no consent, approval, order or authorization of, or registration, declaration or filing with, any governmental agency or public or regulatory unit, agency, body or authority with respect to TPI is required in connection with the execution, delivery or performance of this Agreement by TPI or the consummation of the transactions contemplated thereby.

4.5.     Capitalization of TPI

         (a) The authorized stock of TPI consists of 50,000,000 shares of TPI Common Stock, $.025 par value and 5,000,000, shares of Preferred Stock, $.001 par value. As of the date of this Agreement, approximately 4,241,470 shares of TPI Common Stock and no shares of Preferred Stock are issued and outstanding. All such shares of stock have been duly authorized and have been validly issued and are fully paid and non-assessable. No shares of TPI Securities are subject to outstanding convertible debt securities, other than Converted Shares with a face amount of $1.907,500 and 905,018 warrants. Other than as set forth I this
Section 3.3, there are no options, warrants, calls, rights, commitments or agreements of any character to which TPI is a party or by which it is bound, obligating TPI to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the capital stock of TPI or obligating TPI to grant, extend or enter into any such option, warrant, call, right, commitment or agreement.

         (b) The TPI Common Stock, when issued in accordance with the terms and provisions of this Agreement, will be duly authorized, validly issued, fully paid and non-assessable.

4.6.  No  Material  Undisclosed   Liabilities.   There  are  no  liabilities  or
obligations of TPI of any nature, whether absolute, accrued, contingent, or otherwise, that would have a Material Adverse Effect.

4.7. Tax Returns, Taxes. TPI (a) has duly filed all U.S. federal and material state, county, local and foreign tax returns and reports required to be filed by it, including those with respect to income, payroll, property, withholding, social security, unemployment, franchise, excise and sales taxes and all such returns and reports are correct in all material respects; (b) has either paid in fully all taxes that have become due as reflected on any return or report and any interest and penalties with respect hereto or have fully accrued on its books or have established adequate reserves for all taxes payable but not yet due; and (c) has made cash deposits with appropriate governmental authorities representing estimated payments of taxes, including income taxes and employee withholding tax obligations. No extension or waiver of any statute of limitations or time within which to file any return has been granted to or requested by TPI with respect to any tax. No unsatisfied deficiency, delinquency or default for any tax, assessment or governmental charge has been claimed, proposed or assessed against TPI, nor has TPI received notice of any such deficiency, delinquency or default. TPI has no material tax liabilities other than those arising in the ordinary course of business since the date hereof.

4.8. Material Contracts. TPI has no TPI Material Contracts. As used herein, the term "TPI Material Contracts" shall mean all (i) employee benefit plans, stock option agreements and employment, consulting or similar contracts, (ii) contracts that involve remaining aggregate payments by TPI in excess of $1,000 (or equivalent based on applicable exchange rate) or which has a remaining term in excess of one year, (iii) insurance policies and (iv) contracts that, if terminated, would have an TPI Material Adverse Effect.

4.9. Litigation and Government Claims. There is no pending suit, claim, action or litigation, or administrative, arbitration or other proceeding or governmental investigation or inquiry against TPI to which its businesses or assets are subject that would, severally or in the aggregate, reasonably be expected to resulting a TPI Material Adverse Effect. To the knowledge of TPI, there are no such proceedings threatened or contemplated that would, severally or in the aggregate, have a TPI Material Adverse Effect. TPI is not subject to any judgment, decree, injunction, rule or order of any court, or, to the knowledge of TPI, any governmental restriction applicable to TPI that is reasonably likely to have a TPI Material Adverse Effect.

4.10. Compliance with Laws. TPI has all material authorizations approvals, licenses and order to carry on its businesses as it is now being conducted, to own or hold under lease the properties or assets it owns or holds under lease and to perform all of its obligations under the agreements to which it is a party, except for instances that would not have a TPI Material Adverse Effect. TPI has been and is, to the knowledge of TPI, in compliance with all applicable laws, regulations and administrative orders of any country, state or municipality or any subdivision of any thereof to which its businesses, ownership of assets and its employment labor or its use or occupancy of properties or any part thereof are subject, the violation of which would have a TPI Medical Adverse Effect.

4.11. Employment Agreements. The TPI Disclosure Schedule sets forth a complete and accurate list of all material employee benefit or compensation plans, agreements and arrangements to which TPI is a party, including without limitation (i) all severance, employment, consulting or similar contracts, (ii) all material agreements and contracts with "change of control" provisions or similar provisions and (iii) all indemnification agreements or arrangements with directors or officers.

4.12. Intellectual Property. TPI owns or has valid, binding and enforceable rights to use all material patents, trademarks, trade names, service marks, service names, copyrights, applications therefor and licenses or other rights in respect thereof ("PTI Intellectual Property") used or held for use in connection with the business of TPI, without any known conflict with the rights of others, except for such conflicts as do not have a TPI Material Adverse Effect. TPI has not received any notice from any other person pertaining to or challenging the right of TPI to use any TPI Intellectual Property or any trade secrets, proprietary information, inventions, know-how, processes and procedures owned or used or licensed to TPI, except with respect to rights the loss of which, individually or in the aggregate, would not have a TPI Material Adverse Effect. The TPI Intellectual Property represents all of the proprietary rights necessary to operate TPI's business.

                                   ARTICLE 5.

              CONDITIONS PRCEDENT TO OBLIGATIONS OF THE SHAREOLDERS

Except as may be waived by a Shareholder as to such Shareholder only, the obligations of each Shareholder to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction on or before the Closing Date of each of the following conditions:

5.1. Compliance. TPI shall have, or shall have caused to be, satisfied or complied with and performed in all material respects all terms, covenants and conditions of this Agreement to be complied with or performed by TPI on or before the Closing Date.

5.2. Representations and Warranties. All of the representations and warranties made by TPI in this Agreement shall be true and correct in all material respects at and as of the Closing Date with the same force and effect as if such representations and warranties had been made at and as of the Closing Date, except for changes permitted or contemplated by this Agreement; provided, however, that notwithstanding anything herein to the contrary, this Section 6.2 shall be deemed to have been satisfied even if such representations or warrants are not true and correct, unless the failure of any of the representations or warranties to be so true and correct would have or would be reasonably likely to have an TPI Material Adverse Effect.

5.3. Material Adverse Changes. There shall have occurred no TPI Material Adverse Effect other than any such change that affects both TPI and Adaptive U.K in a substantially similar manner.

5.4. Assignment Agreement. TPI shall have executed and delivered to Adaptive U.K. the Assignment Agreement.

5.5. Secretary's Certificate. TPI shall have delivered to each Shareholder a certificate of the Secretary of TPI certifying as to its Certificate of Incorporation, Bylaws and the resolutions attached thereto and any other corporate proceedings relating to the authorization, execution and delivery of this Agreement and the transactions contemplated hereby.

5.6. TPI Share Certificates. TPI shall have delivered to each Shareholder one or more certificates representing the shares of TPI Common Stock to be exchanged for such Shareholder's Converted Shares.

5.7. Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be satisfactory to the Shareholders and their counsel, and the Shareholders and their counsel shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

                                   ARTICLE 6.

                   CONDITIONS PRECEDENT TO OBLIGATIONS OF TPI

Except  as may be  waived  by TPI,  the  obligations  of TPI to  consummate  the transactions contemplated by this Agreement shall be subject to the satisfaction, on or before the Closing Date, of each of the following conditions:

6.1. Compliance. Each Shareholder shall have, or shall have caused to be, satisfied or complied with and performed in all material respects all terms, covenants, and conditions of this Agreement to be complied with or performed by him, her or it on or before the Closing Date.

6.2. Representations and Warranties. All of the representations and warranties made by each Shareholder in this Agreement shall be true and correct in all material respects at and as of the Closing Date with the same force and effect as if such representations and warranties had been made at and as of the Closing Date, except for changes permitted or contemplated by this Agreement; provided, however, that notwithstanding anything herein to the contrary, this Section 7.2 shall be deemed to have been satisfied even if such representations or warranties are not true and correct, unless the failure of any of the representations or warranties to be so true and correct would be reasonably likely to have a Material Adverse Effect.

6.3. Converted Share Certificates. Each Shareholder shall have delivered to TPI one or more certificates representing the Converted Shares to be exchanged for TPI Common Stock.

6.4. Exchange by All Shareholders. All of the Shareholders shall have exchanged their Converted Shares for shares of TPI Common Stock as contemplated by this Agreement.

6.5. Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be satisfactory to TPI and its counsel, and TPI and its counsel shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

                                   ARTICLE 7.

                                  MISCELLANEOUS

7.1. Termination. Subject to Section 7.3, this Agreement and the transactions contemplated hereby and the provisions herein may be terminated at any time on or before the Closing Date.

         (a)      by mutual consent of TPI and all of the Shareholders;

         (b) by TPI or any Shareholder if the transactions contemplated by this Agreement have not been consummated by ________________, 2000 or as may be extended hereunder (the "Termination Date"), unless such failure of consummation is due to the failure of the terminating party to perform or observe the covenants, agreements, and conditions hereof to be performed or observed by him, her or it at or before the Closing Date; provided, that the non-breaching party's cause of action resulting from such failure to perform or to observe the covenants, agreements and conditions hereof shall not be terminated; and

         (c) by TPI or any Shareholder if the transactions contemplated hereby violate any non-appealable final order, decree, or judgment of any court or governmental body or agency having competent jurisdiction.

7.2. Entire Agreement. This Agreement and the exhibits hereto contain the complete agreement among the parties with respect to the transactions contemplated hereby and supersede all prior agreements and understandings among the parties with respect to such transactions. Section and other headings are for reference purposes only and shall not affect the interpretation or construction of this Agreement. The parties hereto have not made any representation or warranty except as expressly set forth in this Agreement or in any certificate or schedule delivered pursuant hereto. The obligations of any party under any agreement executed pursuant to this Agreement shall not be affected by this section.

7.3. Survival of Provisions. The representations and warranties of each party contained herein or in any exhibit, certificate, document or instrument delivered pursuant to this Agreement shall not survive the Closing. The covenants and agreements of Section 7.3 shall survive the Closing. The covenants and agreements of Section 7.3, 7.6 and 7.8 shall survive the termination of this Agreement in accordance with Section 7.1.

7.4. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and such counterparts together shall constitute only one original.

7.5. Notices. All notices, demands, requests, or other communications that may be or are required to be given, served, or sent by any party to any other party pursuant to this Agreement shall be in writing and shall be sent by facsimile transmission, next-day courier or mailed by first-class, registered or certified mail, return receipt requested, postage prepaid, or transmitted by hand delivery, addressed as follows:

                  (i)      If to any Shareholder:

                           Thomson Kernaghan & Co.
                           Attn:    Mark Valentine
                           365 Bay Street
                           Toronto, Ontario M5H 2V2
                           Telephone:       (416) 860-6130
                           Fax:             (416) 860-6352

                  (ii)     If to TPI:

                           Thomson Kernaghan & Co.
                           Attn:    Gregg Badger
                           365 Bay Street
                           Toronto, Ontario M5H 2V2
                           Telephone:       (416) 860-7683
                           Fax:             9416) 860-6352

                           with a Copy (which shall not constitute notice) to:

                           Snow Becker Krauss, P.C.
                           605 Third Avenue
                           New York, NY 10158
                           Attn:    Mark Rossow, Esq.
                           Telephone:       (212) 687-3860
                           Fax:             (212) 949-7052

Each party may designate by notice in writing a new address to which any notice, demand, request, or communication may thereafter be so given, served, or sent. Each notice, demand, request, or communication that is mailed, delivered, or transmitted in the manner described above shall deemed sufficiently given, served, sent, and received for all purposes at such time as it is delivered to the addressee (with the return receipt, the delivery receipt or the affidavit of messenger being deemed conclusive evidence of such delivery) or at such time as delivery is refused by the addressee upon presentation.

7.6. Successors; Assignments. This Agreement and the rights, interests, and obligations hereunder shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, by operation of law or otherwise, by any of the parties hereto without the prior written consent of the other.

7.7. Governing Law; Venue. This Agreement shall be construed and enforced in accordance with the laws of the State of New York (except the choice of law rules thereof). Venue of any action brought to enforce or interpret this Agreement shall be commenced and maintained in a federal court sitting in New York County, New York. The parties irrevocably consent to jurisdiction and venue in such courts for such purposes.

7.8. Waiver and Other Action. This Agreement may be amended, modified, or supplemented by a written instrument executed by the parties against which enforcement of the amendment, modification or supplement is sought.

7.9. Severability. If any provision of this Agreement is held to be illegal, invalid, or unenforceable, such provision shall be fully severable, and this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision were never a part hereof; the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision of by its severance; and in lie of such illegal, invalid, or unenforceable provision, there shall be added automatically as part of this Agreement, a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid, and enforceable.

7.10. Enforcement. Each Shareholder acknowledges that, due to the unique nature of his Converted Shares, the Breach of this Agreement by such Shareholder will cause TPI irreparable damage, and therefore, TPI may enforce its rights under this Agreement by equitable relief, including injunction and specific performance, in addition to other remedies it may have at law or in equity.

7.11. Jurisdiction. The parties hereto hereby consent to the exclusive jurisdiction of the Supreme Court of the State of New York and the United States District Court for the Southern District of New York with respect to any disputes, claims, controversies or other actions or proceedings arising under this Agreement and agree that venue for any such action shall lie in New York County. The parties hereto herby waive any and all right to commence any action or proceeding before any other court or judicial body on in any other venue with respect to the subject matter hereof.

7.12. Service of Process. Each Shareholder hereby agrees that service of process in any action or proceeding brought under this Agreement shall be made upon Thomson Kernaghan & Co., Attn: Mark Valentine, 365 Bay Street, Toronto, Ontario M5H 2V2, and each of them hereby appoints Mark Valentine as its authorized agent to accept such service of process and agrees that neither his failure to receive a copy of such service nor the failure of such authorized agent to give him notice of any such service shall impair or affect the validity of such service or of any judgment rendered in any action or proceedings based thereon.

         INWITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                        TRANSFORMATION PROCESSING, INC.

                                        By:
                                             ----------------------
                                                  Paul Mighton
                                                  President

                                             ----------------------
                                     Name: Thomson Kernaghan & Co, Ltd, as agent

                               WRITTEN CONSENT OF

                               THE STOCKHOLDERS OF

                    TRANSFORMATION PROCESSING, INC., IN LIEU

                                   OF MEETING

         The undersigned, being holders of a majority of the shares of Transformation Processing, Inc., a Nevada corporation (the "Corporation"), hereby consent, pursuant to Section 78.320 of the General Corporation Law of the State of Nevada, to the adoption of the following resolutions and to the taking of the actions therein described and direct that this consent be filed with the minutes and proceedings of the stockholders of the Corporation:


         NOW, THEREFORE, BE IT RESOLVED, the officers and directors are authorized and instructed to file a Certificate of Amendment to the Certificate of Incorporation with the Secretary of State of the State of Nevada changing the name of the Corporation to eAutoclaims.com, Inc.; and it us further

         RESOLVED, that the officers of the Corporation be, and each of them hereby is, authorized and empowered, acting on behalf of the Corporation, to make, execute, acknowledge, verify, issue and deliver all such applications, documents, instruments and certifications, with or without the corporate seal of the Corporation affixed thereto and attested by the Secretary or any Assistant Secretary of the Corporation or unattested, and to do or cause to be done all such acts and things, and to take all such steps, and to make al such payments and remittances as may be in each case, in the opinion of the officer taking such action (such opinion to be conclusively evidenced by the taking of such action by such officer), be necessary or desirable in order to carry out the full intent and purposes of the preceding resolution.

         IN WITNESS WHEREOF, the undersigned, representing the holder of a majority of the issued and outstanding shares of the Corporation, has hereunto set his hands on the 10th day of May, 2000



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Thomson Kernaghan & Co, Ltd

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CALP II LP

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Dominian Capital Fund

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Fetu Holdings, Ltd.

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Sovereign Parners, Ltd.